UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2012

PHARMACYCLICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26658	94-3148201
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

995 E. Arques Avenue, Sunnyvale, California		94085-4521
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 774-0330

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective August 1, 2012, Pharmacyclics, Inc. (the “Company”) promoted Dr. Mahkam Zanganeh to the position of Chief Operating Officer.  In connection with her promotion Dr. Zanganeh’s salary was increased to $480,000.  Dr. Zanganeh was hired as Vice President, Business Development in August 2008. Within the first 9 months she established the collaboration with Les Laboratories Servier, the leading French independent pharmaceutical company, which provided Pharmacyclics immediate up-front, milestone and yearly R&D payments.  Since December 2010, Dr. Zanganeh has served as the Company’s Chief of Staff and Vice President, Business Development. In her role she led the negotiations with Janssen Pharmaceutical Companies of Johnson and Johnson, valued at up to $975 million (based on the successful completion of various milestones), she spearheaded the hiring of key corporate executives and she was responsible for expanding the company employees from 50 to over 150 today. Dr. Zanganeh also served as Director General (2007-2008) for the French government initiative bio-cluster project in France, establishing alliances and developing small life science business regionally. From September 2003 to August 2008, Dr. Zanganeh served as Vice President of Business Development for Robert W. Duggan & Associates.  Dr. Zanganeh also served as worldwide Vice President of Training & Education (2002-2003) and President Director General for Europe, Middle East and Africa (1998 - 2002) for Computer Motion Inc., the world initiator of medical robotics. There she spearheaded the use of robotics in the operating room, a concept that has revolutionized the medical and surgical industry. Dr. Zanganeh received a DDS degree from Louis Pasteur University in Strasbourg, France and MBA from Schiller International University in France. She is fluent in French, German, Persian & English.  Dr. Zanganeh does not have any family relationship with any director, executive officer, or person nominated or chosen by the registrant to become a director or executive officer.

Item 8.01.	Other Events.

The Company will hold its 2012 annual general meeting of stockholders on Friday, November 9, 2012 at 1:30 p.m. local time at the Company’s offices, 999 E. Arques Avenue, Sunnyvale, CA 94085.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

August 7, 2012

PHARMACYCLICS, INC.

By:	/s/ Rainer M. Erdtmann
	Name:	Rainer M. Erdtmann
	Title:	Vice President, Finance & Administration and Secretary